Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021 relating to the financial statements of Endeavor Group Holdings, Inc., appearing in Registration Statement No. 333-254908 on Form S-1, as amended, of Endeavor Group Holdings, Inc.

/s/ DELOITTE & TOUCHE LLP

New York, NY

April 29, 2021